UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

January 6, 2016

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Emerging Markets Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Lazard Asset Management LLC (“Lazard”) and Standard Life Investments (Corporate Funds) Limited (“Standard Life”) to serve as new subadvisers to the Fund.  At the same time, the Board approved the termination of The Boston Company Asset Management, LLC (“TBCAM”) as subadviser to the Fund. These changes are expected to become effective on or about  February 1, 2016. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 15, 2016.  A paper or email copy of the full information statement may be obtained, without charge, by contacting the Fund at 855-976-3331.

The Board approved the appointment of Lazard and Standard Life as subadvisers to the Fund, each managing a portion of the Fund’s assets, upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. This recommendation was based on several factors, including:

•	The Fund’s historical underperformance relative to its benchmark and category peers;
•	NFA’s belief that a multi-manager approach designed to provide the Fund with a more balanced risk/return profile may achieve more favorable performance consistency across a full market cycle; and
•	The new subadvisers’ distinct investment philosophies, styles and exposures that NFA believes make them beneficial complements within a multi-managed fund structure.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Emerging Markets Fund (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about January 18, 2016. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the “Board”). NFA selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective on or about February 1, 2016, Lazard Asset Management LLC (“Lazard”) and Standard Life Investments (Corporate Funds) Limited (“Standard Life”) are expected to begin serving as subadvisers to the Fund following the termination of The Boston Company Asset Management, LLC (“TBCAM”).  As a result of this change, assets of the Fund previously subadvised by TBCAM will be allocated between Lazard and Standard Life.

Lazard and Standard Life are independent of NFA and discharge their responsibilities subject to the oversight and supervision of NFA and the Board. Lazard and Standard Life are paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, each subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Lazard, located at 30 Rockefeller Plaza, 55th Floor, New York, New York 10112, and Standard Life, located at One Beacon Street, 34th Floor, Boston, Massachusetts 02108, as new subadvisers to the Fund.  Lazard and Standard Life are each expected to begin serving as the Fund’s subadvisers on or about February  1, 2016, following action taken by the Board on December 9, 2015, to approve Lazard and Standard Life as subadvisers to the Fund. The decision by the Board to approve Lazard and Standard Life as subadvisers, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund seeks long-term capital growth by investing primarily in equity securities of companies located in emerging market countries. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities of companies that are tied economically to emerging market countries.

Since TBCAM began managing the Fund’s assets in 2011, the Fund has experienced persistent underperformance relative to its benchmark and category peers. Upon analysis, NFA determined that the volatility of emerging markets stocks makes it difficult for any single manager to outperform in all market conditions.  NFA explored whether a multi-manager approach designed to provide the Fund with a more balanced risk/return profile would likely achieve more favorable performance consistency across a full market cycle.  In analyzing the emerging markets all cap equity universe, NFA found that a multi-managed fund approach may diversify risk and lower volatility.  Furthermore, NFA determined that a multi-managed fund structure may lead to better outcomes when conducted by managers with complementary styles and may provide a more optimal risk/return profile than that of a single-managed fund.

NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes, including a review of firm assets and performance.  For those potential subadvisers that met the foregoing criteria, a number of other factors were applied, including, but not limited to, firm stability and ownership structure; composition, experience, chemistry and compensation structure of the portfolio management team; available capacity for the Fund; and the reasonableness of the subadviser’s fee and its consistency with the Fund’s expense structure. Discussions and onsite due diligence visits were then conducted with the potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

Of the potential subadvisers that were evaluated, NFA found Lazard and Standard Life to be the most qualified and appropriate candidates to subadvise the Fund, considering the results of a detailed due diligence process as well as the Fund’s investment objectives and strategies.  Lazard and Standard Life have distinct investment philosophies, styles and exposures that NFA believes make them beneficial complements for a multi-managed fund structure.  NFA found that Lazard and Standard Life both exhibited consistently strong risk-adjusted performance as compared to their category peers, generally performing well across the market cycle.  Moreover, Lazard and Standard Life were found to complement each other well by having low portfolio holdings overlap and diversified factor exposures.  Based on the foregoing considerations, NFA recommended to the Board that Lazard and Standard Life be approved as subadvisers to the Fund.

LAZARD

The Lazard investment strategy is led by a team of experienced professionals dedicated to emerging markets equity research and portfolio management.  Lazard employs a “Flexible Valuation” approach to capture alpha opportunities across different stages of company development, encompassing growth and value stocks, small- and large-capitalization stocks, and defensive and cyclical stocks.  This investment approach may in turn reduce underperformance from style-specific risks and reduce style-specific biases.  Further, Lazard’s disciplined risk management focus is designed to allow for stock-specific and factor risk assessment throughout the entire investment process.

The Lazard portion of the Fund will be managed by Stephen Russell, CFA; Thomas Boyle; and Paul Rodgers, CFA.  Mr. Russell is a Portfolio Manager/Analyst at Lazard and has been with the firm since 2011.  Mr. Boyle is a Portfolio Manager/Analyst at Lazard and has been with the firm since 2010.  Mr. Rodgers is a Portfolio Manager/Analyst at Lazard and has been with the firm since 2011.

STANDARD LIFE

Standard Life is a global investment firm with a focus on global equities and bonds.  Standard Life’s “Focus on Change” investment approach helps it to analyze key factors driving an investment’s market price and to identify the drivers that the wider market may not have yet priced in. Understanding the dynamics behind these drivers is what allows Standard Life to focus on the factors that it believes will cause the market to change direction, and ultimately produce a revised price. Standard Life aims to anticipate what is changing and to exploit this before the market view comes into alignment.

Investment decisions for the assets of the Fund managed by Standard Life will be made by Alistair Way. Mr. Way joined Standard Life in 2007 and is the Head of Asia and Global Emerging Markets Equities for Standard Life.

BOARD CONSIDERATIONS

At a Board meeting held in person on December 9, 2015, the Board, of which eight of the nine members are not considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of TBCAM as a subadviser to the Fund and the hiring of Lazard and Standard Life as subadvisers to the Fund. The Trustees were provided with materials relating to Lazard and Standard Life in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the appointment of Lazard and Standard Life. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services Provided by Lazard and Standard Life as Subadvisers. The Board considered the information provided by NFA relating to Lazard and Standard Life, including information relating to their  investment strategies, processes and risk/return profiles, anticipated portfolio holdings, as well as the correlation of performance returns among Lazard and Standard Life.  The Board also considered the experience of the investment personnel of Lazard and Standard Life that would be managing the Fund. The Board concluded that the nature and extent of services to be provided to the Fund by Lazard and Standard Life appeared to be reasonable and appropriate.

Investment Performance. The Board evaluated the investment performance of the Fund historically and since TBCAM began managing the Fund in 2011 and considered the performance record of the investment strategies that would be utilized by each of Lazard and Standard Life in managing their respective portions of the Fund’s assets. The Board concluded that the prospects for satisfactory investment performance of the Fund, if Lazard and Standard Life were to be appointed as subadvisers, were reasonable.

Fee Level. The Board considered the Fund’s overall fee level. The Board noted that the new fee schedule proposed with respect to each of Lazard and Standard Life was anticipated to result in an overall lower effective subadvisory fee rate to be paid by NFA with respect to the Fund than that paid to TBCAM. The Board also considered that NFA intends to keep all savings due to the lower effective subadvisory fee rate in light of the Fund’s already low expense ratio relative to that of its category peers. The Board concluded that the subadvisory fees to be paid to each of Lazard and Standard Life were fair and reasonable in light of the information provided.

Economies of Scale. The Board noted that the Fund’s subadvisory fee schedule includes breakpoints, reducing the subadvisory fees charged to NFA as assets attributable to each subadviser increase.

Profitability; Fallout Benefits. The Board determined to defer any review of potential fallout benefits of the subadvisory agreements to Lazard and Standard Life until Lazard and Standard Life had served in that capacity for a reasonable period of time. No information was presented to the Board regarding the expected profitability of the proposed subadvisory agreements to Lazard and Standard Life.

Terms of the Subadvisory Agreement. The non-compensatory terms of the subadvisory agreements are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreements.

THE SUBADVISORY AGREEMENTS

The subadvisory agreements with each of Lazard and Standard Life, dated December 10, 2015, (the “Agreements”), were approved by the Board, including the Independent Trustees, on December 9, 2015. In accordance with the Manager of Managers Order, the Agreements will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreements.

Term.  Each Agreement, with respect to the Fund, has an initial term that expires on May 1, 2017, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.  Each

Agreement can be terminated on not more than 60 days’ written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days’ written notice by Lazard or Standard Life, as applicable.  Each Agreement terminates automatically if assigned by any party.

Fees. Under the Agreements, the annual fee payable by NFA to each of Lazard and Standard Life (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will remain the same as they were under the previous subadvisory fee schedule with TBCAM.

Duties. Under the Agreements, NFA is responsible for assigning all or a portion of the Fund’s assets to each of Lazard and Standard Life and for overseeing and reviewing the performance of Lazard and Standard Life. Each of Lazard and Standard Life is required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreements, Lazard and Standard Life are authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Lazard or Standard Life selects and to negotiate commissions to be paid on such transactions. In doing so, Lazard and Standard Life are required to use reasonable efforts to obtain the most favorable price and execution available but are permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under each Agreement, Lazard, Standard Life and their respective affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Each of Lazard and Standard Life is required, under the Agreements, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Lazard’s or Standard Life’s (as applicable) willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreements also contain provisions pursuant to which NFA and the Trust are required to indemnify Lazard or Standard Life (as applicable) for any liability and expenses which may be sustained by them unless they were the result of Lazard’s or Standard Life’s (as applicable) willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreements also include provisions arising from regulatory changes. These provisions include a requirement that Lazard and Standard Life establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Lazard and Standard Life to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Lazard or Standard Life (as applicable) and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the text of each Agreement. A copy of each Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION

LAZARD

Lazard is located at 30 Rockefeller Plaza, 55th Floor, New York, New York 10112. The following table sets forth the name and principal occupation of each principal executive officer and each director of Lazard. The address of each person listed below is 30 Rockefeller Plaza, 55th Floor, New York, New York 10112.

Name	Title
Gerald Mazzari	Chief Operating Officer
Nathan Paul	General Counsel

Ashish Bhutani	Director and Chief Executive Officer
Kenneth Jacobs	Director
Alexander Stern	Director
Mark Anderson	Chief Compliance Officer

Lazard Asset Management LLC was formally established in 1970, as the U.S. investment management division of parent company Lazard Frères & Co. LLC (“LF&Co.”).  In 1997, the U.S. and U.K. investment management teams were united to form a single entity, allowing Lazard to provide a more globally integrated perspective.  In January 2003, Lazard was established as a separate subsidiary of LF&Co.  Today, Lazard is a public company, listing on the New York Stock Exchange as LAZ.

STANDARD LIFE

Standard Life is located at One Beacon Street, 34th Floor, Boston, Massachusetts 02108. The following table sets forth the name and principal occupation of each principal executive officer and each director of Standard Life. The address of each person listed below is One Beacon Street, 34th Floor, Boston, Massachusetts 02108.

Name	Title
Norman Skeoch	Chief Executive Officer and Director
Colin Walkin	Finance Director
David Cumming	Director
William Littleboy	Director
Eric Rose	Chief Compliance Officer

The Standard Life Investments group comprises Standard Life Investments (Holdings) Limited and its subsidiaries, which include Standard Life Investments Limited, Standard Life Investments (Mutual Funds) Limited, SLTM Limited, Standard Life Investments (Corporate Funds) Limited, SL Capital Partners LLP, Aida Capital Limited and Ignis Asset Management Limited.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2014, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 10, 2015. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of December 14, 2015, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of December 14, 2015, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of December 14, 2015, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Lazard and Standard Life as subadvisers to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners also will be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Lazard or Standard Life, nor do any such Officers or Trustees own securities issued by Lazard or Standard Life or have any other material direct or indirect interest in Lazard or Standard Life.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

January 6, 2016

EXHIBIT A

LAZARD SUBADVISORY FEES

The annual fee payable by NFA to Lazard (as a percentage of the Fund’s average daily net assets under Lazard’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Emerging Markets Fund	0.45% on assets up to $50 million; and 0.40% on assets of $50 million and more

STANDARD LIFE SUBADVISORY FEES

The annual fee payable by NFA to Standard Life (as a percentage of the Fund’s average daily net assets under Standard Life’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Emerging Markets Fund	0.45% on assets up to $50 million; and 0.40% on assets of $50 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Emerging Markets Fund	0.95% on assets up to $500 million; 0.90% on assets of $500 million and more but less than $2 billion; and 0.85% on assets of $2 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2014. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Emerging Markets Fund	$1,264,912

C-1

EXHIBIT D

OUTSTANDING SHARES

As of December 14, 2015, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Emerging Markets Fund Class I	5,816,954.37
NVIT Emerging Markets Fund Class II	5,822,377.52
NVIT Emerging Markets Fund Class Y	0

D-1
I

EXHIBIT E

5% SHAREHOLDERS

As of December 14, 2015, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Emerging Markets Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY
NWVA9
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029

NATIONWIDE LIFE INSURANCE COMPANY
NWVLI4
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029

NATIONWIDE LIFE INSURANCE COMPANY
NWVAII
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029

NATIONWIDE LIFE & ANNUITY INSURANCE
NWVL-G
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029
	1,475,434.66 1,234,163.13 940,771.95 743,273.01	12.66% 10.59% 8.07% 6.38%
NVIT Emerging Markets Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	5,644,600.62	48.43%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

NVIT Emerging Markets Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the Internet relating to the NVIT Emerging Markets Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: NVIT Emerging Markets Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Lazard Asset Management LLC and Standard Life Investments (Corporate Funds) Limited to serve as new subadvisers to the Fund. At the same time, the Board approved the termination of The Boston Company Asset Management, LLC as subadviser to the Fund. These changes are expected to become effective on or about February 1, 2016. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full Information Statement will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 15, 2016. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 855-976-3331.

If you want to receive a paper or e-mail copy of the above listed document, you must request one. There is no charge to you for requesting a copy.